UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2023

Baudax Bio, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-39101	47-4639500
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.01	BXRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K (the “Report”) is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 8.01 of this Report on Form 8-K under the heading “Concurrent Private Placement” is hereby incorporated by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On August 16, 2023, Baudax Bio, Inc. (the “Company”) amended the terms of its series A-5 warrants to purchase 3,478,262 shares of the Company’s common stock (the “Series A-5 Warrants”) and series A-6 warrants to purchase 3,478,262 shares of the Company’s common stock (the “Series A-6 Warrants” and together with the Series A-5 Warrants, the “Amended Warrants”). The exercise price of the Series A-5 Warrants were lowered from $1.15 per share of common stock to $0.56 per share of common stock, and the exercise price of the Series A-6 Warrants were lowered from $1.15 per share of common stock to $0.56 per share of common stock. The expiration date of the Series A-5 Warrants was extended to August 21, 2028, and the expiration date of the Series A-6 Warrants was extended to February 21, 2025.

Item 8.01	Other Events.

Registered Direct Offering

On August 16, 2023, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 2,006,544 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and 1,395,243 Series E pre-funded warrants (the “Series E Pre-Funded Warrants”) to purchase 1,395,243 shares of Common Stock, at an offering price of $0.56 per Share (and accompanying Series A-7 Warrant (as defined below)) and $0.55 per Series E Pre-Funded Warrant (the “Series A-7 Warrants”)), which is equal to the offering price per share of Common Stock less the $0.01 per share exercise price of each such Series E Pre-Funded Warrant.

Subject to certain ownership limitations described in the Series E Pre-Funded Warrants, the Series E Pre-Funded Warrants are immediately exercisable and may be exercised any time until all of the Series E Pre-Funded Warrants are exercised in full.

Concurrent Private Placement

In a concurrent private placement pursuant to the Purchase Agreement, the Company agreed to issue and sell to the Purchasers unregistered warrants to purchase up to 3,401,787 shares of Common Stock (the “Series A-7 Warrants”) (the “Concurrent Private Placement”). The Series A-7 Warrants have an initial exercise price of $0.56 per share and are not exercisable until the shareholders of the Company approve the issuance of the underlying shares (the “Approval”). The Series A-7 Warrants are exercisable for a period of five years commencing from the date the Approval is obtained. Additionally, the exercise price of the Series A-7 Warrants will be adjusted upon the Company effecting a reverse stock split, if the post-reverse stock split exercise price of the Series A-7 Warrants is higher than the lowest daily VWAP of the common stock during the five trading days following the reverse stock split (the “Adjustment”). The Adjustment will occur after any normal course adjustments made to the Series A-7 Warrants in the event of a reverse stock split pursuant to the terms of the Series A-7 Warrants. If the Adjustment is applicable, the exercise price of the Series A-7 Warrants will be reduced to the lowest daily VWAP of the common stock during the five trading days following such reverse stock split, and the number of shares issuable upon exercise of the Series A-7 Warrants shall increase such that the aggregate exercise price payable as a result of such Adjustment shall be equal to the aggregate exercise price payable prior to such Adjustment.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Company is expected to receive net proceeds of approximately $1.6 million in connection with the Offering, after deducting advisory fees and related offering expenses. The Company intends to use the net proceeds from the Offering for pipeline development activities and general corporate purposes. The closing of the Offering and the Concurrent Private Placement is expected to occur on or about August 21, 2023, subject to satisfaction of customary closing conditions.

The Shares, Series E Pre-Funded Warrants, and the shares of Common Stock issuable upon exercise of the Series E Pre-Funded Warrants in the Offering were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-253117), which was filed with the Securities and Exchange Commission on February 16, 2021 and was declared effective by the Commission on September 2, 2021 (the “Registration Statement”). A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Shares, Series E Pre-Funded Warrants. and the shares of Common Stock issuable upon exercise of the Series E Pre-Funded Warrants in the Offering is attached as Exhibit 5.1 hereto.

Neither the Series A-7 Warrants or the shares of Common Stock issuable upon the exercise of the Series A-7 Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Series A-7 Warrants and the shares of Common Stock issuable upon the exercise of the Series A-7 Warrants will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

This Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing summaries of the Purchase Agreement, Series E Pre-funded Warrants, and the Series A-7 Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1 and 4.2, respectively, to this Report, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

4.1	Form of Series E Pre-funded Warrant.

4.2	Form of Series A-7 Warrant.

5.1	Opinion of Goodwin Procter LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baudax Bio, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	President and Chief Executive Officer

Date: August 21, 2023